PRESS RELEASE                                Source: Integral Technologies, Inc.

INTEGRAL TECHNOLOGIES ANNOUNCES JASPER RUBBER AS THE OFFICIAL MANUFACTURER OF ELECTRIPLAST(TM)
Wednesday November 29, 9:00 am ET

BELLINGHAM, Wash.--(BUSINESS WIRE)--Integral Technologies, Inc.'s (OTCBB:ITKG -
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News; "Integral"), announces that it has selected Jasper Rubber Products Inc.
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(Jasper) (www.jasperrubber.com) as the official manufacturer of
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ElectriPlast(TM), the world's first highly conductive polymer. Jasper is also a licensee of Electriplast(TM). This manufacturing agreement moves Integral's ElectriPlast(TM) from the prototype stage to production stage, as the Company will now be able to get the necessary material to well over 100 companies that are currently under NDA (non-disclosure agreements) with Integral.

Jasper's CEO and President Doug Mathias, commenting on Jasper becoming the official manufacturer of ElectriPlast(TM) said, "This groundbreaking agreement positions Jasper to contribute to the long-term success of Integral by providing a solid manufacturing source, while delivering ISO/TS certified quality, for the family of ElectriPlast(TM) materials.

We believe the potential of this large scale agreement combined with the future opportunities of ElectriPlast(TM) materials will not only provide a new area of direction for Jasper, but will revolutionize the electrically conductive materials market.

The execution of this manufacturing agreement places Jasper squarely in the middle of potentially, one of the largest technological advancements ever to occur in the rubber and plastics industries, and we are proud that Integral has selected us as their worldwide manufacturing partner."

Jasper Rubber, founded in 1949, is a leader in innovative rubber and plastics development. They manufacture a full range of products for major appliance, oil filter, and automotive industries. Jasper's client base includes Fortune 500 companies.

Integral Technologies

Integral Technologies, Inc. (www.itkg.net) is the developer of an innovative
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electrically conductive resin-based material called "ElectriPlast(TM)," a highly conductive recipe that can be molded into virtually any shape or dimension associated with the range of plastics, rubbers and other polymers. Our IP consists of ElectriPlast(TM) and thousands of different applications pertinent to a wide variety of industries. To date, we have had 21 US patents issued, or allowed and pending issuance, and 90 patents pending on ElectriPlast(TM) applications. Various examples of industries where ElectriPlast(TM) can be used are antennas, shielding, lighting, circuitry, switch actuators, resistors, and medical devices, to name just a few. The company is currently introducing these new products and ElectriPlast(TM) technology on a global scale.

This press release contains "forward-looking statements'' within the meaning of
Section 27A of the 1933 Securities Act and Section 21E of the 1934 Securities Exchange Act. Actual results could differ materially, as the result of such factors as (1) competition in the markets for the products and services sold by the company, (2) the ability of the company to execute its plans, and (3) other factors detailed in the company's public filings with the SEC. By making these forward-looking statements, the Company can give no assurances that the transaction described in this press release will be successfully completed, and undertakes no obligation to update these statements for revisions or changes after the date of this release.

For more detailed information on the company and the technologies described above please visit our web site at www.itkg.net or contact Shareholder Relations at 888-666-8833 or The Investor Relations Group, at 212-825-3210. To review the company's filings with the SEC, please go to www.sec.gov.
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Contact:

Integral Technologies, Inc.
Michael Pound, Shareholder Relations, 888-666-8833


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Source: Integral Technologies, Inc.